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                                                                    EXHIBIT 99.1

                                ELEMENT 14, INC.



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                            RULES OF THE ELEMENT 14

                         UNAPPROVED SHARE OPTION SCHEME


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                              BROBECK HALE AND DORR
                                     LONDON



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                             RULES OF THE ELEMENT 14

                         UNAPPROVED SHARE OPTION SCHEME



1.     DEFINITIONS

1.1 In these Rules the following words and expressions shall have the following meanings:

       "ACQUISITION PRICE" means the price at which each Share subject to an Option may be acquired on the exercise of that Option determined in accordance with Rule 2

       "APPROPRIATE PERIOD" means six months after Control of the Company has passed in accordance with Rule 5

       "AUDITORS" means the auditors for the time being of the Company (acting as experts and not as arbitrators)

       "BOARD" means the Board of Directors of the Company or a duly authorised committee of the Board

       "COMPANY" means Element 14, Inc. a Delaware Corporation with its principal place of business in the United Kingdom at Suite 210 The Quorum Barnwell Road Cambridge CB5 8RE and any successor corporation to all or substantially all of the assets or voting stock of Element 14, Inc. which shall by appropriate action adopt the Scheme

       "COMMON STOCK" means the Company's common stock consisting of 25,000,000 Shares of Common Stock having a par value of $0.001 per share

       "CONTROL" has the same meaning as in section 840 of TA 1988

       "CORPORATE TRANSACTIONS" means either of the following shareholder approved transactions to which the Company is a party:



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       (i)    a merger or consolidation in which shares possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding shares are transferred to a person or persons different from the persons holding those shares immediately prior to such transaction; or

       (ii) the sale transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company

       "DATE OF GRANT" means the date on which an Option is, was, or is to be granted under the Scheme

       "ELIGIBLE EMPLOYEE" means any director employee or consultant of any Participating Company

       "EXERCISE SCHEDULE" means the exercise schedule specified in the Grant Notice pursuant to which an Option is to become exercisable in a series of instalments over the Option Holder's period of service as an Eligible Employee

       "GRANT NOTICE" means the notice of grant of an Option pursuant to which an Eligible Employee is notified of the terms of the Option in accordance with Rule 2

       "MARKET VALUE" means the value per share of Common Stock on any relevant date as shall be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the NASDAQ National Market, the Market Value shall be the mid-market closing price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the NASDAQ National Market. If there is no mid-market closing price for the Common Stock on the date in question then the Market Value shall be the mid-market closing price on the last preceding date for which such quotation exists

       (ii) If the Common Stock is at the time listed on any Stock Exchange, the Market Value shall be the mid-market closing price per share of Common Stock on the date in question on the Stock Exchange



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              determined by the Board to be the primary market for the Common
              Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no mid-market closing price for the Common Stock on the date in question, then the Market Value shall be the mid-market closing price on the last preceding date for which such quotation exists

       (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the NASDAQ National Market, then the Market Value shall be determined by the Board after taking into account such factors as the Board shall deem appropriate

       "MISCONDUCT" means the commission of any act of fraud, embezzlement or dishonesty by the Option Holder, any unauthorised use or disclosure by the Option Holder of confidential information or trade secrets of the Company (or any Parent of Subsidiary), or any other intentional misconduct by the Option Holder adversely affecting the business or affairs of the Company (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Parent or Subsidiary) may consider as grounds for the dismissal of the Option Holder or any other individual in the Service of the Company (or any Parent or Subsidiary).

       "OPTION" means a right to acquire Shares granted (or to be granted) in accordance with the Rules of this Scheme

       "OPTION HOLDER" means an individual to whom an Option has been granted or his or her personal representatives

       "OPTION SHARES" means the number of Shares subject to the Option or specified in the Grant Notice

       "PARENT" means any company (other than the Company) in an unbroken chain of companies ending with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total



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       combined voting power of all classes of stock in one of the other companies in such chain

       "PARTICIPATING COMPANY" means the Company and any other company over which the Company has Control and which is for the time being nominated by the Board to be a Participating Company

       "SCHEME" means the employee share option scheme constituted and governed by these rules as from time to time amended

       "SERVICE" means the Option Holder's performance of services for the Company (or any Participating Company) in the capacity of an employee director or consultant

       "SHARE" means a share in the Common Stock

       "STOCK EXCHANGE" means the American Stock Exchange or the New York Stock Exchange

       "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

       "SUBSISTING OPTION" means an Option which has neither lapsed nor been exercised

       "TA 1988" means The Income and Corporation Taxes Act 1988

1.2 Where the context so admits the singular shall include the plural and vice versa

1.3 Any reference in the Scheme to any enactment includes a reference to the enactment as from time to time modified, extended or re-enacted.



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2.     GRANT OF OPTIONS



2.1 At any time or times determined by the Board after the adoption of this Scheme (but not later than the tenth anniversary of such adoption) the Board may in its absolute discretion select any number of individuals who may at the intended Date of Grant be Eligible Employees and resolve to grant them Options to acquire Shares in the Company. Each individual grant shall be set out in a Grant Notice substantially in the form annexed to these Rules (marked 'A').

2.2    Each Grant Notice shall specify

       2.2.1 the maximum number of Shares over which that individual has been granted an Option, being determined at the absolute discretion of the Board;

       2.2.2 the Acquisition Price at which Shares may be acquired on the exercise of any Option. Subject to Rule 7, the Acquisition Price shall not be less than the Market Value of a Share on the day the Grant Notice was issued pursuant to Rule 2.1; and

       2.2.3  the Exercise Schedule setting out the Vesting of the Option.

2.3 As soon as possible after Options have been granted the Board shall issue an option certificate in respect of each Option substantially in the form annexed to these Rules.

2.4 No Option may be transferred assigned or charged and any purported transfer assignment or charge shall cause the Option to lapse forthwith. Each option certificate shall carry a statement to this effect.

2.5 It shall be a condition of participation in the Scheme that in the event of the dismissal of an Option Holder from being an Eligible Employee in circumstances which could give rise to a claim for wrongful or unfair dismissal



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       he or she shall not become entitled to any damages or any additional damages by reason of any alteration consequent thereupon of his or her rights or expectations under the Scheme.

3.     EXERCISE OF OPTIONS

3.1 Save as provided in this Rule, no Option shall be capable of being exercised save to the extent that the dates of employment or service have been achieved in the relevant Exercise Schedule Provided that the Board may waive satisfaction of the dates in the Exercise Schedule in its sole discretion.

3.2 Subject to Rule 3.1 above and Rules 5 and 7 below any Option which has not lapsed may also be exercised in whole or in part at any time following the earliest of the following events:

       3.2.1  the death of the Option Holder;

       3.2.2 the Option Holder ceasing to be an Eligible Employee by reason of injury or disability.

       3.2.3 the Option Holder ceasing to be an Eligible Employee for any reason other than dismissal on the grounds of Misconduct.

3.3    An Option shall lapse on the earliest of the following events:

       3.3.1  nine years 360 days after the Date of Grant;

       3.3.2  the first anniversary of the Option Holder's death;

       3.3.3  twelve months after the occurrence of an event set out in Rule
              3.2.2 above;

       3.3.4 upon the Option Holder ceasing to be an Eligible Employee in any circumstances other than Rules 3.2.1 or 3.2.2 provided that in the case set out in Rule 3.2.3 the Board shall be entitled to exercise its discretion by notice in writing to the Option Holder prior to such cessation, to determine that such Option shall lapse three months after such cessation;



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       3.3.5  on the effective date of a Corporate Transaction, provided that the Acquiring Company is required to convert all Options into equivalent options to acquire shares in the Acquiring Company, taking into account the relative Market Value of the shares of the Company and the Acquiring Company.

4.     LIMIT ON GRANT

No Options shall be granted pursuant to Rule 2 if such grant would result in the aggregate of:

4.1 The number of Shares over which Subsisting Options have been granted under this Scheme;

4.2 The number of Shares which have been issued on the exercise of Options granted under this Scheme;

4.3 The number of Shares over which Subsisting Options have been granted under any other share option scheme during the period of ten years ending on the relevant Date of Grant; and

4.4 The number of Shares which have been issued pursuant to any other employee share scheme during the period of ten years ending on the relevant Date of Grant exceeding 8,000,000 Shares then in issue.

5.     TAKE-OVERS AND LIQUIDATIONS

5.1 Following a Corporate Transaction no Option granted under this Scheme shall accelerate and thereby become exercisable save to the extent required to comply with any service agreement or contract of employment of any Eligible Employee as at the date of adoption of these Rules in which case any Subsisting Option may be exercisable to the extent thereby permitted and/or be eligible for rollover into a New Option as provided in Rule 5.2

5.2 If as a result of a Corporate Transaction the Option Holder may, by agreement with that other company (the "ACQUIRING COMPANY"), within the Appropriate



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       Period, release each Subsisting Option (the "OLD OPTION") for an option
       (the "NEW OPTION") which satisfies the conditions that it

       (i)    is over shares in the Acquiring Company or some other company;

       (ii) is a right to acquire such number of such shares as has on the effective date of such Corporate Transaction an aggregate Market Value equal to the aggregate Market Value of the shares subject to the Old Option on the said date;

       (iii) has an acquisition price per share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Old Option;

       (iv) is otherwise broadly similar in all its material terms to the Old Option;

       the New Option shall, for all other purposes of this Scheme, be treated as having been acquired at the same time as the Old Option.

       Where any New Options are granted pursuant to this Rule 5.2. Rules 2.4, 3, 4, 5, 6, 7, 8.1 and 8.3 to 8.6 shall, in relation to the New Options, be construed as if references to the Company and to the Shares were references to the Acquiring Company or, as the case may be, to the other company to whose shares the New Options relate, and to the shares in that other company, but references to Participating Company shall continue to be construed as if references to the Company were references to Element 14, Inc.

5.3 If the Company passes a resolution for dissolution liquidation or winding up, any Subsisting Option may be exercised within six months of the passing of the resolution.

5.4 The exercise of an Option pursuant to the preceding provisions of this Rule shall be subject to the provisions of Rule 7.

6.     VARIATION OF SHARE CAPITAL

In the event of any variation to the Common Stock by way of any stock split, stock dividend, recapitalisation, combination of shares, exchange of shares or other change



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affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, capitalisation or rights issue, consolidation, subdivision or reduction of capital or otherwise the number of Shares subject to any Option and the Acquisition Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable Provided that the aggregate amount payable on the exercise of an Option in full is not increased

7.     MANNER OF EXERCISE OF OPTIONS

7.1 Save in accordance with Rules 3 and 5 (and in particular by the Option Holder's personal representatives in the case of Rule 3.2.1) no Option may be exercised by an individual at any time unless he or she is an Eligible Employee.

7.2 An Option shall be exercised by the Option Holder giving notice to the Company in writing substantially in the form annexed to these Rules (marked 'C') of the number of Shares in respect of which he or she wishes to exercise the Option accompanied by the appropriate payment and the relevant option certificate and shall be effective on the date of its receipt by the Company.

7.3 Shares shall be issued pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the Option Holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment or transfer, such Shares shall rank pari passu with the other shares of the same class in issue at the date of allotment or transfer.

7.4 When an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

8.     ADMINISTRATION AND AMENDMENT

8.1 Subject to Rule 8.4 the Scheme shall be administered by the Board whose decision on all disputes shall be final.

8.2    The Board may from time to time amend these Rules provided that



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       8.2.1  no amendment may materially affect an Option Holder as regards an
              Option granted prior to the amendment being made;

       8.2.2  the provisions relating to:

              (i)    the definition of Eligible Employee;

              (ii) the basis for determining an Eligible Employee's entitlement to, and the terms of, Shares or Options which may be acquired or granted under the Scheme and for the adjustment thereof (if any) in the event of a stock split, stock dividend, recapitalisation combination of shares, exchange of shares or other change affecting the Common Stock as a class shall not be altered to the advantage of Eligible Employees without the prior approval of shareholders in general meeting (except for minor amendments to benefit the administration of the scheme, to take account of a change in legislation or to obtain or maintain favourable tax or regulatory treatment for Eligible Employees in the scheme or for a Participating Company).

8.3 The cost of establishing and operating the Scheme shall be borne by the Participating Companies in such proportions as the Board shall determine.

8.4 The Board shall determine the options which shall be offered under the Scheme to directors consultants and senior executives of Participating Companies, and ensure that options granted are related to the performance of Option Holders and of Participating Companies, and that such options provide a long term incentive.

8.5 Any notice or other communication under or in connection with the Scheme may be given by the Company either personally or by post and to the Company either personally or by post to the secretary; items sent by post shall be prepaid and shall be deemed to have been received 72 hours after posting.

8.6 The Company shall at all times keep available sufficient authorised and unissued Shares to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued shares.



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9.     TAXATION AND NATIONAL INSURANCE

The Company, in its discretion, shall be entitled to impose any or all of the following requirements as a condition of the grant or exercise of an Option namely that the Option Holder shall:

9.1 permit the Company to arrange for any Participating Company which employs an Option Holder, or former Option Holder, to deduct from salary such amounts in respect of income tax or National Insurance due and payable by the Option Holder as any Participating Company shall be required to collect or pay in respect of the grant or exercise of any Option under this scheme or any resulting shareholding, or any charge to income tax or National Insurance due and payable by the Option Holder arising in respect of such grant or exercise or the holding of shares resulting from such exercise; and/or

9.2 pay to the Company an amount equal to the amount of income tax due and payable by the Option Holder that the Company shall be required to collect or pay in respect of the grant or exercise of any Option under this scheme or any resulting shareholding, or any charge to income tax due and payable by the Option Holder arising in respect of such grant or exercise or the holding of shares resulting from such exercise; and/or

9.3 irrevocably and unconditionally appoint the Company Secretary (or such other person as the Directors may from time to time nominate) as his or her attorney (in such form as the Directors may from time to time specify) to effect the sale of such number of shares whose proceeds, after deducting any disposal costs and any liability to stamp duty or stamp duty reserve tax, are sufficient to discharge the payment of income tax or National Insurance referred to in Rule 9.1 or 9.2 above so far as the same is permitted by law;

and the Company shall pay the same to the relevant Government collection agency.